UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2014 (June 16, 2014)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

53 West 23rd Street
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On June 16, 2014, Tremor Video, Inc., or the Company, held its Annual Meeting of Stockholders. As of April 21, 2014, the record date for the Annual Meeting, 50,344,509 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders is set forth below.

1. The Company’s stockholders re-elected Warren Lee as a Class I director of the Company to serve a three-year term until the Company’s 2017 Annual Meeting of stockholders. The voting results were as follows:

	Votes For	Withheld	Broker Non-Votes
Warren Lee	23,526,184	203,559	12,312,934

2. The Company’s stockholders approved the Company’s 2014 Employee Stock Purchase Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,946,295	773,092	10,356	12,312,934

3. The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
36,018,883	9,801	13,993	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: June 20, 2014	By:	/S/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating
Officer, General Counsel and Secretary

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